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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 22, 1999


                            KORN/FERRY INTERNATIONAL
             (Exact name of registrant as specified in its charter)


        Delaware                           001-14505                         95-2623879

(State or Other Jurisdiction        (Commission File Number)                (IRS Employer
     of Incorporation)                                                    Identification No.)


1800 Century Park East, Suite 900, Los Angeles, California                      90067
           (Address of principal executive offices)                          (Zip Code)

                                (310) 843-4100
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.


     Effective September 22, 1999, the Registrant has changed its state of incorporation from California to Delaware. This change in its state of incorporation was approved by the holders of a majority of the Registrant's outstanding shares of Common Stock at the Registrant's Annual Meeting of Stockholders on September 22, 1999.

     Upon reincorporation in the State of Delaware, the Registrant merged into and is continuing its business as a Delaware corporation. The Reincorporation will not result in any change in the Registrant's name, business, assets or liabilities; will not cause the Registrant's corporate headquarters or other facilities to be moved; and will not result in any relocation of management or other employees.

     Stockholders will not be required to undertake a mandatory exchange of the Registrant's outstanding shares of common stock. Certificates for the Registrant's shares automatically represent an equal number of shares in the Delaware corporation upon completion of the merger. The Registrant's common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit  Description
Number

2.1 Agreement and Plan of Merger of Korn/Ferry International, a California corporation and Korn/Ferry International, a Delaware corporation, dated as of September 22, 1999.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      KORN/FERRY INTERNATIONAL


                                      By:    /s/ Elizabeth S.C.S. Murray
                                          ---------------------------
                                             Elizabeth S.C.S. Murray
                                             Chief Financial Officer
                                          and Executive Vice President


Date:  September 22, 1999